QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

 CONSENT OF ERNST & YOUNG LLP CONCERNING THE FINANCIAL
STATEMENTS OF THE REGISTRANT

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Main Street Banks, Inc. for the registration of 2,600,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2002 with respect to the consolidated financial statements of Main Street Banks, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Atlanta, Georgia
January 30, 2003

QuickLinks

  EXHIBIT 23.2